Exhibit 10.5
                              ------------

               Loan Agreement with Purchase Holdings Ltd.


                             LOAN AGREEMENT
                             --------------
                              (the "Loan")


PRINCIPAL:               UP TO $900,000 US
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INTEREST:                12%
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DUE DATE:                August 20, 2004
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ISSUE DATE:              August 20, 2002
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LENDER:                  PURCHASE HOLDINGS LTD.
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LENDER ADDRESS:          48 Howe Road
---------------          ------------

                         Kamloops, B.C., V1S 1V1
                         -----------------------


WITH THE TERMS AS FOLLOWS:
--------------------------


FOR VALUE RECEIVED, HEMPTOWN CLOTHING INC. (the "Company"), a company having its address for service of all notices and process hereto located at c/o 2550-555 West Hastings Street, Vancouver, BC V6B 4N5, HEREBY ACKNOWLEDGES ITSELF INDEBTED TO THE AFORESTATED LENDER (the "Lender" and also referred to as the "Holder" (both of which includes any assignee properly effected in accordance with law and the terms hereof) AND THE COMPANY PROMISES TO PAY TO THE LENDER, in the manner and at the times set forth herein in accordance with the stated terms, the aggregate Principal (the "Principal", also called the "Loan") sum, in the amount above set forth, and Interest, and Warrant Units, and other costs as set forth herein, in lawful money of Canada.

The effective date (the "Effective Date") of this Loan shall be the above stated Issue Date and the due date (the "Due Date") for the payment of all Warrant Units, and Principal, with interest then outstanding unless otherwise specifically stated hereafter, shall be the above stated Due Date.

This Loan is enforceable and actionable in accordance with the laws of and in the jurisdiction of the Company and the Company waives any and all defenses to the

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enforcement hereof and attorns without reservation or defense to execution hereof (except the defense of payment) and to any judgment, reciprocating or otherwise.

                         SECURITIES DECLARATION

The parties hereto acknowledge that this security, or any resultant securities, has not been registered under the securities laws of any jurisdiction and is being issued pursuant to an exemption from registration. The Holder hereof has received this security pursuant to a subscription agreement by which certain representations and covenants of investment intent and non-transfer have been made on which the Company relies and which subscription agreement representations and terms are herein incorporated.

2.   Lending of Principal
     --------------------

     The Lender shall be allowed from time to time, upon written approval by the Company, to lend up to $900,000 US to the Company. The Company has the right to refuse to accept any amounts proposed to be lent. The Lender's ability to lend to the company shall extend for a period of 1 year beginning August 20, 2002.

2.   Interest
     --------

     This Loan will bear interest (the "Interest") on the Principal outstanding from time to time, at 12% per annum, calculated monthly in arrears and not in advance. The Interest only shall be payable, on a monthly basis to the Lender at the aforesaid address or at such other address as the Lender may notify in writing. Any unpaid Interest will be added to the Principal.


3.   Payment of Principal
     --------------------

     The Principal will be due and payable by the Company to the Lender in the following manner:

     (a)  the Principal shall be paid on the Due Date; and

     (b) in the event that any of the Principal and Interest has been reduced by a prepayment by the Company through the exercise of the Prepayment Right (as defined below) then the reduced Principal and Interest shall be considered paid and discharged.

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4.   Prepayment Right
     ----------------

     The Company has the right, at any time to pre-pay (the "Prepayment Right"), in whole or in part, from time to time, Principal and the relevant outstanding Interest. This Prepayment Right shall be a right in priority to all other rights to payment of this Loan.


5.   Warrant Units in Addition to Interest
     -------------------------------------

     The Company shall issue to the Lender on the Due Date one warrant unit for each $2.00 US lent to the Company by the lender (the "Warrant Units" or singularly the "Warrant Unit"). Each Warrant Unit shall consist of a right to purchase one common share (the "Shares" or singularly the "Share") of the Company for $2.00 US plus one piggyback warrant (the "Piggyback Warrant"). Each Piggyback Warrant shall consist of a right to purchas one common share of the Company for $4.00 US. The Lender shall have 3 years from the date of issue of the Warrant Units to exercise the Warrant Units. The Lender shall have 1 year from the exercise of the Warrant Units to exercise the Piggyback Warrants.

     The Company covenants to employ commercially reasonable best efforts to cause the Shares to be issued, upon exercise of the Warrant Units or the Piggyback Warrants, with the least restriction available under appropriate regulatory laws and the Company warrants that the Shares shall be issued as fully paid and non-assessable and in compliance with applicable law and policy. These Shares shall be adjusted for any capital alteration, mutatis mutandis, of the Company as if the Lender had issued the Shares prior to such alteration.

     Fractional Shares will not be issued.


5.   Acknowledgement and Release
     ---------------------------

     It is hereby agreed and acknowledged by the Company and the Lender that this Agreement shall replace and supersede any preceding agreements and contracts of security respecting the Principal and Interest.

     Upon payment of the Principal, Interest and payment of Warrant Units, the Lender shall provide the Company, at its request, with all such discharges, releases and acknowledgments of payment as the Company may reasonably require and request to evidence such payment.


     TO HAVE AND TO HOLD the same unto the use of the Lender, and the Lender's lawful successors and assigns, upon and subject to the terms and conditions herein set forth.

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IN WITNESS WHEREOF the Parties have caused its duly authorized officers to execute these terms effective on the Effective Date.



HEMPTOWN CLOTHING INC.             PURCHASE HOLDINGS LTD.



Per:  "Jerry Kroll"                Per:  "Krista Bell"
    ---------------------------        ---------------------------
      Authorized Signatory               Authorized Signatory